~~SECOND~~THIRD AMENDED AND RESTATED BYLAWS
OF
CUMULUS MEDIA INC.
ARTICLE I
OFFICES; BOOKS AND RECORDS
Section 1.1    Registered Office and Agent. Cumulus Media Inc. (hereinafter called the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent in the State of Delaware, as required by the Delaware General Corporation Law (the “DGCL”), but may have such other offices located in or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine. The registered agent may be changed from time to time by the Board of Directors.
Section 1.2    Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney, and the right of inspections includes the right to copy and make extracts of documents.
ARTICLE II
STOCKHOLDERS’ MEETINGS
Section 2.1    Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL.
Section 2.2    Annual Meeting.
(a)    The annual meeting of the stockholders of the Corporation shall be held on such date and at such time and place, if any, as may be fixed by resolution of the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation (A) who is a stockholder of record at the time of the giving of notice required by the following paragraph, on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the meeting, (B) who is entitled to vote at the meeting and

(C) who has complied with the procedures set forth in this Section 2.2. Subject to the rights, if any, of holders of any outstanding shares of Preferred Stock to elect additional Directors, only persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible for election as Directors.
(b)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.2(a), the stockholder must have given timely and proper notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of or postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. To be in proper form, a stockholder’s notice to the Secretary must:
(i)    if the notice relates to any business other than the nomination of a Director or Directors that the stockholder proposes to bring before the meeting, set forth (A) (1) a brief description of the business desired to be brought before the meeting and (2) the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (B) the reasons for conducting such business at the meeting and any material interest in such business of each Holder and any Stockholder Associated Person (as such terms are defined below), and (C) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(ii)    set forth, as to the stockholder giving the notice (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each, a “Holder”): (A) the name and address as they appear on the Corporation’s books of each Holder and the name and address of any Stockholder Associated Person, (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Holder and any Stockholder Associated Person (provided, that, for purposes of this Section 2.2(b), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each Holder and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any security of the Corporation, (4) any Short Interest (as defined below) held by each Holder and any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder and/or any Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (6) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken (1) at any annual meeting or Special Meeting (as defined below) or (2) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under this Bylaw, (7) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying security of the Corporation, (8) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (9) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or

Derivative Instruments, if any, as of the date of such notice, and (10) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person (sub-clauses (1) through (10) of this Section 2.2(b)(ii)(B), shall be referred to as the “Ownership Information”), (C) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination or nominations, (E) a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, and (F) a representation as to the accuracy of the information set forth in the notice;
(iii)    set forth, as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or reelection to the Board of Directors (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five years), (C) the Ownership Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (D) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and each proposed nominee and any member of the immediate family of such proposed nominee, and such proposed nominee’s respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv)with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement and any and all other information required by Section 2.2(c).
(c)    To be eligible to be a nominee for election or reelection as a Director, a proposed nominee must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.2) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a Director.
(d)    A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before an annual meeting or Special Meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.2(b) shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three Business Days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(e)    The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting or Special Meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including, without limitation, such other information (i) as may be reasonably required by the Board of Directors, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a Director and (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (ii) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(f)    Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything in these Bylaws, if the Noticing Stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or Special Meeting, in person or by proxy, to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(g)    For purposes of this Section 2.2 and Section 2.3, (i) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) the “close of business” on a particular day shall mean 5:00 p.m. local time in Atlanta, Georgia on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day, (iii) “delivery” of any notice or materials by a stockholder as required to be “delivered” under this Section 2.2 and Section 2.3 shall be made by both (A) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation and (B) electronic mail to the Secretary, (iv) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close, (v) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act, (vi) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act, and (vii) “Stockholder Associated Person” shall mean as to any Holder (A) any person acting in concert with such Holder, (B) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (C) any member of the immediate family of such Holder or an affiliate or associate of such Holder.

Section 2.3    Special Meetings.
(a)    A special meeting of the stockholders (a “Special Meeting”) may be called only (i) pursuant to a resolution approved by the Board of Directors, or (ii) the Board of Directors upon the demand of the holders of record of shares representing at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.
(b)    In order that the Corporation may determine the stockholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation, by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within thirty (30) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within thirty (30) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 30th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request from a stockholder entitled to demand a Special Meeting (a “Demand Request”) shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a stockholder’s notice described in Section 2.2(b). No Special Meeting shall be required to be called pursuant to clause (ii) of Section 2.3(a) unless, within thirty (30) days after the Demand Record Date, stockholders of record representing at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting as set forth in the Demand Request (such percentage of stockholders, the “Required Percent”) shall have delivered to the Secretary of the Corporation, in the same manner required for Demand Requests, written requests or requests (each, a “Meeting Request”) to hold a Special Meeting. Nothing herein shall prohibit the Board of Directors from including in the Corporation’s notice of any Special Meeting additional matters to be submitted to the stockholders at such meeting not included in the Demand Request. Subject to the following sentence, the date, time and place, if any, of such Special Meeting, shall be not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt by the Secretary of Meeting Requests from the Required Percent. Notwithstanding anything to the contrary in this Section 2.3, a Special Meeting requested by the stockholders (A) shall not be required to be held if (i) the Board of Directors has called or calls for an annual meeting of stockholders, (ii) the date designated by the Board of Directors for such annual meeting is within one hundred twenty (120) days after the date of receipt by the Secretary of Meeting Requests from the Required Percent and (iii) the purpose of such annual meeting includes or is amended to include (among any other matters properly brought before the annual meeting) the purposes specified in the Demand Request and (B) shall not be required to be held prior to the date that is ninety (90) days after the last annual meeting of stockholders of the Corporation if any purpose for the Special Meeting set forth in a Demand Request was submitted to a vote of the stockholders at such annual meeting.
Section 2.4    Notices To Stockholders.
(a)    Required Notice. Written notice stating the place, day and hour of any meeting of the stockholders and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (twenty (20) days in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of material assets) nor more than sixty (60) days before the date of the meeting (unless a different time is provided by the DGCL or the Corporation’s Certificate of Incorporation), by or at the direction of the Chair, the Chief Executive Officer, or the Secretary, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the DGCL or the Corporation’s Certificate of Incorporation to receive notice of such meeting. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the stockholder’s address shown in the current record of stockholders of the Corporation, with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.
(b)    Adjourned Meeting. Except as provided in the next sentence, if any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4, to those persons who are stockholders as of the new record date.
(c)    Waiver of Notice. A stockholder may waive notice in accordance with Section 2.12 of these Bylaws.
(d)    Contents of Notice. The notice of each Special Meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these Bylaws, in the Corporation’s Certificate of Incorporation, or in the DGCL, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called. If the purpose of the meeting, or one of its purposes, is to consider a proposed reduction of stated capital without amendment to the Certificate of Incorporation, or voluntary dissolution or revocation of a voluntary dissolution by act of the Corporation, or a proposed disposition of all (or substantially all) of the assets of the Corporation outside of the ordinary course of business, the notice of the meeting shall state such purpose. If the purpose of the meeting, or one of its purposes, is to consider a proposed amendment to the Certificate of Incorporation, the notice shall set forth the proposed amendment or a summary of the changes to be effected thereby; and if the purpose of the meeting, or one of its purposes, is to consider a proposed merger or consolidation, a copy or a summary of the plan of merger or plan of consolidation, as the case may be, shall be included in or enclosed with the notice of the meeting.
Section 2.5    Fixing of Record Date.
(a)    The Board of Directors may fix a date as the record date for any determination of stockholders entitled to notice of, and to vote at, a stockholders’ meeting, such date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than ten (10) days nor more than sixty (60) days prior to the meeting. In the case of any Special Meeting called by the stockholders in accordance with the provisions of Section 2.3 of these Bylaws, if the Board of Directors fails to fix the Demand Record Date within thirty (30) days after the Secretary received a valid written request from the stockholders to set a Demand Record Date, then the close of business on such 30th day shall be the Demand Record Date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in these Bylaws, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
(b)    The Board of Directors may fix a date as the record date for determining stockholders entitled to receive a dividend or distribution, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such payment. If no record date is fixed for the determination of stockholders entitled to receive a dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.
Section 2.6    Stockholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, by the earlier of (a) twenty (20) days after the record date, or (b) ten (10) days before the meeting date, for any meeting of stockholders, make a complete record of the stockholders entitled to vote at such meeting, arranged alphabetically by class or series of shares and showing the address of and the number of shares held by each stockholder. The stockholder list shall be available at the meeting and may be inspected by any stockholder or such stockholder’s agent or attorney at any time during the meeting or any adjournment. Any stockholder or such stockholder’s agent or attorney may inspect the stockholder list beginning ten (10) business days before the meeting date and continuing until the meeting date, at the Corporation’s registered office and, subject to the DGCL, may copy the list, during regular business hours and at such stockholder’s expense, during the period that it is available for inspection hereunder. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. The stock ledger of the Corporation (if any) shall be prima facie evidence as to the stockholders entitled to inspect the stockholder list or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 2.7    Quorum and Voting. Except as otherwise provided in the Corporation’s Certificate of Incorporation, these Bylaws or the DGCL, a majority of the aggregate voting power of the issued and outstanding stock entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, other than for the sole purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number is required by the DGCL or the Corporation’s Certificate of Incorporation. ~~Unless otherwise required by law or the~~Nominees for Director shall be elected at each annual meeting of stockholders in the manner provided in the Corporation’s Certificate of Incorporation~~, the election of Directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.~~. If an incumbent Director nominee fails to receive a majority of the votes cast for re-election in an election that is not a Contested Election (as defined below), such Director shall submit an irrevocable resignation contingent on acceptance of that resignation by the Board of Directors in writing to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee shall make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and, if such resignation is rejected, the rationale behind its decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and information that they consider appropriate and relevant. Each meeting at which a quorum is present and for which (x) the Secretary of the Company receives notice that one or more stockholders has nominated one or more persons for election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for stockholder nominees set forth in Section 2.2(b) above, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (y) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is 10 calendar days in advance of the date that the Company gives notice of the meeting to the stockholders will be deemed a “Contested Election.” In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat and entitled to vote at the meeting, but no other business shall be transacted until a quorum is present. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series.
Section 2.8    Conduct of Meetings.

(a)    At every meeting of stockholders, the Chair, or, if a Chair has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, such person as the Chief Executive Officer shall appoint, shall act as chair of, and preside at, the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.
(b)    The Board of Directors and (to the extent consistent therewith) the chair of the meeting shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as they shall deem necessary or appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. Whether or not a quorum is present or represented by proxy at any meeting of stockholders, the chair of the meeting may adjourn the meeting from time to time. The Board of Directors may postpone, reschedule, or cancel any previously scheduled meeting of stockholders.
Section 2.9    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.
Section 2.10 Voting of Shares. Each outstanding share shall be entitled to that number of votes specified in the Corporation’s Certificate of Incorporation; provided, however, that if no such vote is specified, each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the DGCL. Shares of the Corporation standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of any such provision, as the board of directors of such corporation may determine; and any shares voted by an officer, agent, or proxy of such corporation shall be presumed to be voted with due authority in the absence of express notice to the contrary given in writing to the Secretary or other officer of the Corporation. Shares of the Corporation belonging to the Corporation itself shall not be voted, directly or indirectly, at any meeting of the stockholders and shall not be considered in determining the total number of outstanding shares at any given time. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.
Section 2.11    No Cumulative Voting. In all elections for Directors, no stockholder shall have the right to cumulate their votes for the Directors to be elected except as otherwise specifically provided in the Corporation’s Certificate of Incorporation.
Section 2.12    Waiver of Notice. Whenever any notice is required to be given to any stockholder under the DGCL, the Corporation’s Certificate of Incorporation, or these Bylaws, a waiver thereof in writing by the stockholder entitled to such notice, signed at any time before, at or after the time of the meeting, shall be deemed equivalent to the giving of such notice. A stockholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:
(a)    Lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.
(b)    Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
Section 2.13    Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
BOARD OF DIRECTORS
Section 3.1    General Powers. Subject to any limitations imposed by the DGCL or the Corporation’s Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Corporation’s Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
Section 3.2    Number, Tenure, and Qualifications. The number of Directors of the Corporation shall be seven (7). The number of Directors may be changed from time to time in accordance with the provisions of the Corporation’s Certificate of Incorporation. Furthermore, the Chief Executive Officer of the Corporation shall at all times be a member of the Board of Directors.
Section 3.3    Term. Each Director shall hold office until the expiration of the term to which such Director has been elected or appointed and a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal. A Director may resign at any time by delivering a written resignation to the Board of Directors, to the Chair, or to the Corporation through the Secretary or otherwise. Directors need not be residents of the State of Delaware or stockholders of the Corporation. Directors may be re-elected any number of times.
Section 3.4    Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, for the holding of additional regular meetings of the Board of Directors, either within or without the State of Delaware, without other notice than such resolution.
Section 3.5    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair or of a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
Section 3.6    Meetings by Telephone or Other Communication Technology.
(a)    Any or all Directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which all participating Directors may simultaneously hear each other during the meeting.
(b)    If a meeting will be conducted through the use of any means described in paragraph (a), all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in a meeting by any means described in paragraph (A) is deemed to be present in person at the meeting.
Section 3.7    Notice of Meetings. Except as otherwise provided in the Certificate of Incorporation or the DGCL, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board of Directors shall be given orally or in writing to each Director or committee member at least twenty-four (24) hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile, by mail or private carrier or by e-mail or by other means of electronic transmission. Whenever any notice is required to be given to any Director of the Corporation under the DGCL, the Corporation’s Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by, or by electronic transmission by, the Director entitled to such notice, signed at any time before, at or after the time of meeting, shall be deemed equivalent to the giving of such notice. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director. The attendance of a Director at any meeting of the Board of Directors shall constitute a waiver of notice of the meeting, except where a Director attends for the express purpose of objecting to the transaction of any business at the meeting on the grounds that the meeting was not lawfully called or convened.
Section 3.8    Quorum. A majority of the total number of Directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if less than a majority of such number of Directors are present, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors appointed to serve on a committee shall constitute a quorum of the committee.
Section 3.9    Majority Action. The act of a majority of the Directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors (unless the act of a greater number of Directors is required by the Corporation’s Certificate of Incorporation, these Bylaws or applicable law). A Director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be conclusively presumed to have assented to the action so taken unless such Director’s dissent to such action is entered in the minutes of the meeting, or such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or such Director forwards such Director’s dissent, by registered or certified mail, to the Secretary of the Corporation not later than two (2) days after the adjournment of the meeting. This right to dissent may not be exercised by any Director who voted in favor of such action.
Section 3.10    Conduct of Meetings. The Chair, or in the Chair’s absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any Director or other person present to act as secretary of the meeting.

Section 3.11    Vacancies. Except as otherwise provided in the Corporation’s Certificate of Incorporation, any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, may be filled (i) by a majority vote of the Directors then in office, even if less than a quorum is then in office, or by the sole remaining Director or (ii) by election at the annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose. A Director elected to fill a vacancy shall serve for the unexpired term of such Director’s predecessor in office and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, disqualification or removal.
Section 3.12    Compensation. By resolution adopted by the affirmative vote of a majority of the Directors then in office, and regardless of the personal interest of any Director, the Board of Directors may establish reasonable compensation of all Directors for services rendered to the Corporation as Directors, officers, or otherwise. By a like resolution, the Board of Directors may authorize the payment to all Directors of their respective expenses, if any, reasonably incurred in attending any regular or special meeting of the Board of Directors.
Section 3.13    Committees. By resolution adopted by the affirmative vote of a majority of Directors then in office, the Board of Directors may designate one or more committees, each committee to consist of one (1) or more Directors designated by the Board of Directors, which, to the extent provided in such resolution (as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote) shall have and may exercise (when the Board of Directors is not in session) all of the authority and powers of the Board of Directors in the management of the business and affairs of the Corporation provided, however, that no such committee shall have or exercise the authority or powers of the Board of Directors with respect to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any bylaw of the Corporation. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports of its activities to the Board of Directors as the Board of Directors may request.
Section 3.14    Action by Unanimous Written Consent of Directors or Committees. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by the DGCL, the Corporation’s Certificate of Incorporation, or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all of the Directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of all of the members of the Board of Directors or committee thereof, as the case may be, and may be stated as such in any document filed with the Secretary of State under the DGCL.

ARTICLE IV
OFFICERS.
Section 4.1    Principal Officers. The principal officers of the Corporation may include a Chair, a President, one or more Vice-Presidents (the number of which shall be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers as may be deemed necessary or desirable. One person may hold any two or more offices.
Section 4.2    Election and Term of Office. Subject to Section 4.4, below, the officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders; and each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death or resignation or removal in the manner provided in Section 4.3, below. If the election of officers is not held at such regular meeting of the Board of Directors, the election shall be held as soon thereafter as may be convenient. Election or appointment of an officer shall not of itself create any contract rights.
Section 4.3    Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, or the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chair, President or Secretary of the Corporation. The resignation shall take effect on the date of receipt of the notice of resignation or at any later time specified therein; and unless the notice of resignation specifies otherwise, the resignation shall become effective without the necessity of acceptance by the Board of Directors.
Section 4.4    Vacancies. If any office becomes vacant by reason of the death, resignation, or removal of the incumbent, the Board of Directors shall elect a successor who shall hold office for the unexpired term of such officer’s predecessor and until such officer’s successor is elected and qualified.
Section 4.5    Chair. The Chair shall be a Director and, when present, preside at all meetings of the stockholders and of the Board of Directors. The Chair shall have and such other duties as may be prescribed by the Board of Directors from time to time.
Section 4.6    President. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall have the authority to sign certificates for shares of the Corporation’s capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation’s regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of

Directors from time to time. Except as otherwise provided by the DGCL or the Board of Directors, the President may authorize any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in the President’s place and stead.
Section 4.7    Absence of the Chair. The Chief Executive Officer shall, in the absence of the Chair, preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chair or in the event of the Chair’s death, inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chair, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chair.
Section 4.8    Vice-Presidents. The Board of Directors may appoint Vice-Presidents which may be designated as Executive Vice Presidents or Vice-Presidents. In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President, if one has been elected (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign certificates for shares of the Corporation’s capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the Chair or by the Board of Directors.
Section 4.9    The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the DGCL; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the President or a Vice-President, certificates for shares of the Corporation’s capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
Section 4.10    Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall require. In the absence of the Treasurer or in the event of the Treasurer’s death, inability or refusal to act, the chief financial officer shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
Section 4.11    Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
Section 4.12    Assistants and Acting Officers. T he Board of Directors, the President, and the chief financial officer shall each have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which such person is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the President, or the chief financial officer.
Section 4.13    Salaries. The salaries of officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that such officer is also a Director of the Corporation.
Section 4.14    Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chair, the President, the chief financial officer, the Secretary or the Treasurer.
ARTICLE V
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 5.1    Certificates for Shares. The shares of capital stock of the Corporation shall be represented by certificates, in such form as may be determined by the Board of Directors; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares and evidenced by a book-entry system maintained by the registrar of such stock. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. The name and post office address of the person to whom shares are issued

(whether represented by a certificate or uncertificated), with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued (whether represented by a certificate or uncertificated) until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
Section 5.2    Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by applicable law, the Corporation’s Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which an executive officer of the Corporation shall determine to waive such requirement. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if there were on or with the certificate the necessary endorsements and if the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that the endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by the Board of Directors.
With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be destroyed or marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.3    Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the Corporation.
Section 5.4    Lost, Destroyed or Stolen Certificates. Where the owner claims that such owner’s certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

Section 5.5    Consideration For Shares. The consideration for subscriptions to or the purchase of capital stock to be issued by the Corporation shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares as provided above, such shares shall be deemed to be fully paid and nonassessable.
Section 5.6    Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.
ARTICLE VI
AMENDMENTS
Section 6.1    Amendment By Directors or Stockholders. These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted in whole or in part by holders of a majority of the aggregate voting power of the issued and outstanding stock entitled to vote. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted in whole or in part by the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the Corporation’s affairs not inconsistent with law or the Corporation’s Certificate of Incorporation.
Section 6.2    Implied Amendments. Any action taken or authorized by the stockholders of the Corporation by the affirmative vote of the holders of the majority of the outstanding shares of each class of the Corporation entitled to vote thereon, or by the Board of Directors, shall be given the same effect as though these Bylaws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.